Exhibit 99.1

July 19, 2017

Dear fellow Legacy Education Alliance stockholder:

It’s now been a few weeks since our annual stockholders’ meeting. After several domestic and international trips to our company’s events, I thought it appropriate to reach out to you personally to review some recent news and events involving our company.

Since I joined Legacy’s predecessor company, Tigrent Inc., we have stabilized and continue to strengthen the company’s position. For example, we have been able to significantly expand our international business. We have also launched new brands, the newest of which is a UK-based brand, Perform In Propertytm, which features medal winning Olympians as its figureheads. Our symposiums, where we deliver and fulfill products to hundreds of students in conference-like settings, remain unique in our industry and continue to be well attended. Our symposiums allow us to recognize cost efficiencies whilst also allowing us to increase the number of touch points with our customers. I am proud to tell you that I spend a lot of time with our customers around the World. I continue to be humbled by their enthusiasm for our products and offerings.

If you are a Legacy shareholder by virtue of having received a distribution of Legacy shares from Tigrent, please know that such action is the result of a decision to provide the benefits of additional transparency and liquidity, not only to you, but to all Legacy stockholders.

Regardless of how you acquired your shares, you should know that I too have acquired Legacy shares since it became a public entity, as have other members of our Board and management team. As a result of the company’s registration statement that recently became effective, you will see our insider buys made public promptly. Please know that your Board and executive team have complete faith in the long-term future of our company.

Your Board and executive team continue to strive to obtain value for all its stockholders. In an effort to improve visibility, we retained a new investor relations firm, CORE IR, at the start of this year. We have recently engaged Zacks Investment Research to provide equity research and to assist us in reaching out to new potential open market investors. Our CFO, Christian Baeza, has followed a challenging calendar of meetings and conferences in 2017. As my travel schedule frees up towards the end of the year I will be joining him in his efforts as we endeavor to get the markets to recognize what we believe is the truly hidden and unrecognized value in our company.

Please visit the investor pages of our company website at www.legacyeducationalliance.com where you will see various items of information including our latest SEC filings. I would also invite you to join our second quarter 2017 conference call which will be held on August 14, 2017. Dial-in information may be found on the investor section of our website when the information becomes available.

In closing, should you have any questions for me please feel free to e-mail me at ah@legacyea.com. Rest assured that I receive all e-mails sent there personally. Depending upon your question I may forward your e-mail to a fellow executive who is better able to answer you, but I will read all your communications myself.

In closing, on behalf of your Board, executive team, and the employees of your company, I would like to take this opportunity to thank you for your support of Legacy Education Alliance, Inc.

Sincerely,

Legacy Education Alliance, Inc.

Anthony C. Humpage

Director and Chief Executive Officer

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on March 31, 2017 and which may be viewed at (http://www.sec.gov).